EXHIBIT 10.1
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                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT


      This AMENDMENT TO EMPLOYMENT AGREEMENT dated May 1, 2009 between William E. Saxelby (the "Executive") and Landauer, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of September 28, 2005 (the "Employment Agreement");

      WHEREAS, the Employment Agreement provides that if the Executive is employed by the Company on September 28, 2010 (or if his employment terminates prior to that date under certain circumstances described in the Employment Agreement), he is entitled to receive, following his termination of employment, a supplemental pension under the Supplemental Key Executive Retirement Plan of Landauer, Inc. (the "SERP") calculated as though the Executive had completed 20 years of service with the Company (such supplemental pension, the "Supplemental SERP Benefit");

      WHEREAS, the Company previously amended the SERP with respect to all participants therein, other than the Executive, to provide that the SERP would become a "frozen plan" and that all benefit accruals thereunder would cease effective March 31, 2009;

      WHEREAS, the Company and the Executive desire to amend the Employment Agreement to provide that the Supplemental SERP Benefit will be provided under the NQ Excess Plan of Landauer, Inc. (the "DC Excess Plan"); and

      WHEREAS, the Company is amending the SERP with respect to the Executive to provide that the SERP became a "frozen plan" and that all benefit accruals thereunder ceased effective March 31, 2009.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and the Executive hereby agree as follows:

      1. Section 3(g) of the Employment Agreement is amended in its entirety, effective as of March 31, 2009, to read as follows:

             (g) SUPPLEMENTAL RETIREMENT BENEFIT. If (i) the Executive is employed by the Company on the fifth anniversary of the Effective Date,
(ii) the Executive is terminated prior to such fifth anniversary without Cause (as defined below), or (iii) following a "Change in Control" (as defined in the Landauer, Inc. Executive Special Severance Plan), the Executive is terminated prior to such fifth anniversary, then, as of such fifth anniversary or the date of the Executive's termination, as applicable, the Company shall credit $1,323,684 to the Executive's account in the NQ Excess Plan of Landauer, Inc. Distribution of such amount, as adjusted for any earnings or losses (the "Supplemental Benefit), shall commence on the Executive's "Initial Payment Date" (as that term is defined in the Supplemental Key Executive Retirement Plan of Landauer, Inc. (the "SERP")). The Supplemental Benefit shall be paid in the form of a life annuity (as defined in the Treasury Regulations promulgated under section 409A of the Internal Revenue Code of 1986, as amended), which annuity shall be actuarially equivalent to the form of benefits that would have been provided under the SERP had the Executive received his supplemental retirement benefit under the SERP.








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      2.     The remaining provisions of the Employment Agreement shall not be changed.

      3. The benefit provided by item 1 above is intended to constitute, for purposes of section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), a substitution of the deferred compensation to which the Executive is entitled under the SERP taking into account the Employment Agreement (prior to the amendment contained herein); however, this substitution is intended to not constitute a subsequent deferral of such deferred compensation or a change in the time or form of payment of such deferred compensation. Payment of the substituted deferred compensation under the DC Excess Plan shall commence at the time the benefit under the SERP would have commenced and the payment of such substituted deferred compensation under the DC Excess Plan shall be made in the form of a life annuity for purposes of section 409A of the Code and shall be actuarially equivalent to the form of benefit that would have been provided under the SERP.

      4. The Executive consents to the retroactive amendment of the SERP to provide that, with respect to the Executive, the SERP shall be a "frozen plan" and that all benefit accruals thereunder shall cease effective as of March 31, 2009.

      5. Upon the Company crediting to the Executive's account under the DC Excess Plan the amount described in item 1 above, the Executive's benefit under the SERP shall be cancelled and the Executive shall cease to be a participant therein at such time.

      6. Effective April 1, 2009, the Executive shall be eligible to participate in the DC Excess Plan pursuant to its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the day and year first above written.


                                      LANDAUER, INC.


                                      By    /s/  Jonathon M. Singer
                                            ---------------------------------
                                            Jonathon M. Singer
                                            Senior Vice President, Finance,
                                            Secretary, Treasurer, and
                                            Chief Financial Officer


                                      EXECUTIVE:


                                            /s/  William E. Saxelby
                                            ---------------------------------
                                            William E. Saxelby


















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